      As filed with the Securities and Exchange Commission on  September 4, 2001
                                                  Registration No. 333-_________
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      APPLIED INDUSTRIAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                  Ohio                                        34-0117420
--------------------------------------------------------------------------------
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                       Identification No.)

    One Applied Plaza, Cleveland, Ohio                          44115
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                    (Zip Code)

      Applied Industrial Technologies, Inc. 1997 Long-Term Performance Plan
      ---------------------------------------------------------------------
                            (Full title of the plan)

                                Robert C. Stinson
   Vice President-Chief Administrative Officer, General Counsel and Secretary
                      Applied Industrial Technologies, Inc.
                    One Applied Plaza, Cleveland, Ohio 44115
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (216) 426-4000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                             Proposed Maximum        Proposed Maximum
Title of Securities         Amount to be     Offering Price          Aggregate Offering         Amount of
to be Registered            Registered        per Share  (1)         Price (2)                  Registration Fee
================================================================================================================
Common Stock,               2,000,000          17.88                 35,760,000                  8,940
no par value
================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee.

(2) Pursuant to Securities Act Rule 457(c), the proposed maximum offering price per unit is calculated as the average of the high and low prices for the Common Stock as reported in the New York Stock Exchange consolidated reporting system as of August 28, 2001.
================================================================================

                                     PART I

              The documents containing the information specified in this Part I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       INCORPORATION OF DOCUMENTS BY REFERENCE
              ---------------------------------------

The following documents filed by Applied Industrial Technologies, Inc. (the "Company") are incorporated herein by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended June 30, 2000;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

         (c) the description of the Common Stock, no par value, of the Company ("Common Stock"), contained in the Company's Registration Statement on Form S-4 (SEC File No. 333-27801) filed with the Securities and Exchange Commission on May 23, 1997.

Until the Company files a post-effective amendment to this Registration Statement indicating that all securities offered have been sold, or deregistering all such securities which remain unsold, all documents subsequently filed by the Company or the Applied Industrial Technologies, Inc. 1997 Long-Term Performance Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.       DESCRIPTION OF SECURITIES.
              -------------------------

              Not applicable.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.
              --------------------------------------

              Not applicable.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.
              -----------------------------------------

              Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits. Ohio law permits, the Company to indemnify a director, officer, employee and certain other persons ("Covered Persons") against expenses, judgments, fines, and settlements reasonably incurred in a nonderivative suit, and against expenses reasonably incurred in a derivative suit, if the Covered Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. In addition, Ohio law permits, the Company to indemnify a Covered Person in a criminal action or proceeding, other than in a derivative suit, if the person had no reasonable cause to believe his or her conduct was unlawful.

              Unless ordered by a court, no indemnification of expenses in a derivative suit is authorized by Ohio law or if the Covered Person is finally adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company. However, if a Covered Person is successful on the merits or in defense of any matter, indemnification of expenses is mandatory. In addition, under Ohio law, a director's expenses shall be paid by the Company as they are incurred, provided the director agrees to reasonably cooperate with the Company and to repay the amounts advanced if it is proved by clear and convincing evidence that the director's action or failure to act was done with reckless disregard for the best interests of the Company.

              Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that the Director's action or failure to act was undertaken with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive and is in addition to any other rights granted to persons seeking indemnification.

              The Company's Code of Regulations provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Ohio law, including circumstances in which indemnification is otherwise discretionary under Ohio law. The Company has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Ohio Law. The indemnification agreements may require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct or willful disregard of duties), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director's insurance if available on reasonable terms.

              It is the opinion of the Commission that indemnification provisions such as those contained in the Company's Code of Regulations and these agreements have no effect on a director's or officer's liability under the federal securities laws.

              The Company has also obtained directors and officers' liability insurance covering, subject to certain exceptions, actions taken by The Company's directors and officers in their capacities as such.

Item 7.       EXEMPTION FROM REGISTRATION CLAIMED.
              -----------------------------------

              Not applicable.

Item 8.       EXHIBITS.
              --------

              The Exhibits to this Registration Statement are listed in the
Exhibit Index on Page _, which Exhibit Index is incorporated herein by this reference.

Item 9.       UNDERTAKINGS.
              ------------

              The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (d) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and the State of Ohio, on September 4, 2001.


                                       APPLIED INDUSTRIAL TECHNOLOGIES, INC.

                                       By: /s/ David L. Pugh
                                          ------------------------
                                          David L. Pugh
                                          Chairman of the Board
                                            and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby makes, constitutes and appoints David L. Pugh and Robert C. Stinson to act as, his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated bellow any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

Signature                                     Title                                        Date
---------                                     -----                                        ----


/s/ David L. Pugh
-----------------------
David L. Pugh                                 Chairman, Chief Executive Officer  (signing  September 4, 2001 as Principal Executive Officer and a
                                              Director)

/s/ John R. Whitten
------------------------
John R. Whitten                               Vice President-Chief Financial Officer and   September 4, 2001
                                              Treasurer (signing as Principal Financial
                                              Officer)

/s/ Mark O. Eisele
------------------------
Mark O. Eisele                                Vice President and Controller (signing as    September 4, 2001
                                              Controller)

Signature                                     Title                                        Date
---------                                     -----                                        ----

/s/ William G. Bares
------------------------
William G. Bares                              Director                                     September 4, 2001


/s/ Dr. Roger D. Blackwell
------------------------
Dr. Roger D. Blackwell                        Director                                     September 4, 2001


/s/ William E. Butler
------------------------
William E. Butler                             Director


/s/ Thomas A. Commes
------------------------
Thomas A. Commes                              Director                                     September 4, 2001


/s/ Russel B. Every
------------------------
Russel B. Every                               Director                                     September 4, 2001


/s/ Russell R. Gifford
------------------------
Russell R. Gifford                            Director


/s/ L. Thomas Hiltz
------------------------
L. Thomas Hiltz                               Director                                     September 4, 2001


/s/ J. Michael Moore
------------------------
J. Michael Moore                              Director                                     September 4, 2001


/s/ Dr. Jerry Sue Thornton
------------------------
Dr. Jerry Sue Thornton                        Director                                     September 4, 2001


/s/ Stephen E. Yates
------------------------
Stephen E. Yates                              Director                                     September 4, 2001

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees of or other persons who administer the Applied Industrial Technologies, Inc. 1997 Long-Term Performance Plan have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and the State of Ohio on the 4th day of September, 2001.


                                 APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                                    1997 LONG-TERM PERFORMANCE PLAN


                                 By: Applied Industrial Technologies, Inc., as
                                        Plan Administrator


                                 By: /s/ David L. Pugh
                                     ----------------------------------
                                     David L. Pugh
                                     Chairman of the Board
                                      and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT                                                              METHOD OF
NUMBER                        DESCRIPTION                            FILING*
------                        -----------                            -------


 4(a) Certificate of Merger of Bearings, Inc. (Ohio) and Bearings, Inc. (Delaware) filed with the Ohio Secretary of State on October 18, 1988, including an Agreement and Plan of Reorganization dated September 6, 1988 (filed as Exhibit 4(a) to the Company's Registration Statement on Form S-4 filed May 23, 1997, Registration No. 333-27801, and incorporated here by reference).

 4(b) $80,000,000 Maximum Aggregate Principal Amount Note Purchase and Private Shelf Facility dated October 31, 1992 between the Company and The Prudential Insurance Company of America (filed as Exhibit 4(b) to the Company's Registration Statement on Form S-4 filed May 23, 1997, Registration No. 333-27801, and incorporated here by reference).

 4(c) Amendment to $80,000,000 Maximum Aggregate Principal Amount Note Purchase and Private Shelf Facility dated October 31, 1992 between the Company and The Prudential Insurance Company of America (filed as Exhibit 4(g) to the Company's Form 10-Q for the quarter ended March 31, 1996, SEC File No. 1-2299, and incorporated here by reference).

 4(d) $50,000,000 Private Shelf Agreement dated as of November 27, 1996, as amended on January 30, 1998, between the Company and The Prudential Insurance Company of America (filed as Exhibit 4(f) to the Company's Form 10-Q for the quarter ended March 31, 1998, SEC File No. 1-2299, and incorporated here by reference).

 4(e) $150,000,000 Credit Agreement dated as of Attached November 5, 1998 among the Company, KeyBank National Association as Agent, and various financial institutions (filed as Exhibit 4(e) to the Company's Form 10-Q for the quarter ended September 30, 1998, SEC File No. 1-2299, and incorporated here by reference).

 4(f) Rights Agreement, dated as of February 2, 1998, between the Company and Harris Trust and Savings Bank, as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate (filed as Exhibit No. 1 to the Company's Registration Statement on Form 8-A filed July 20, 1998, SEC File No. 1-2299, and incorporated here by reference).

 5 Opinion of Squire, Sanders & Dempsey LLP as to the legality of the securities registered. (attached)

23(a)    Consent of Deloitte & Touche LLP. (attached)

--------
* All exhibits hereto are being filed through incorporation by reference, unless otherwise indicated.

23(b)    Consent of Squire, Sanders & Dempsey LLP (contained in Exhibit 5).